Exhibit 10.10

CANCELLATION AND EXCHANGE AGREEMENT

THIS CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of April 21, 2022 (the “Effective Date”), by and among Asset Entities Inc., a Nevada corporation (“AEI”), Asset Entities Holdings, LLC, a Texas limited liability company (“AEH”), GKDB AE Holdings, LLC, a Texas limited liability company (“GKDB”) and the undersigned holders of units of membership interests in GKDB (the “GKDB Units”) set forth on the signature page (each a “Holder” and collectively, the “Holders” and together with AEI, AEH and GKDB, the “Parties”).

RECITALS

A. GKDB is the record and beneficial owner of 200,000 units of membership interests in AEH (the “AEH Units”). AEH is the record and beneficial owner of 9,756,000 shares of Class A Common Stock, $0.0001 par value per share, of AEI (the “Class A Shares”). The Class A Shares provide the holder with the right to ten (10) votes per share on all matters coming before the AEI shareholders for a vote. The Class A Shares are automatically convertible into shares of Class B Common Stock, $0.0001 par value per share, of AEI (the “Class B Shares”) on a one-to-one basis upon the transfer of the Class A Shares to a person who is not already a holder of Class A Shares. The Class B Shares provide the holder with the right to one (1) vote per share on all matters coming before the AEI shareholders for a vote.

B. GKDB desires to cancel 45,000 AEH Units (the “Cancelled AEH Units”) in exchange for 439,020 Class B Shares (the “Consideration Shares”), which Consideration Shares will be derived from the Class A Shares held by AEH and automatically converted to Class B Shares upon the transfer to GKDB.

C. The Holders are the record and beneficial owners of the GKDB Units identified on the signature page of this Agreement. The Holders desire to cancel their GKDB Units in exchange for the number of Consideration Shares set forth on the signature page hereto opposite their respective names.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1. GKDB hereby agrees to surrender the Cancelled AEH Units to AEH free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”) in exchange for the Consideration Shares. After such cancellation, GKDB acknowledges and agrees that all such Cancelled AEH Units shall no longer be outstanding, and GKDB shall have no further rights with respect to (a) any of the Cancelled AEH Units, or (b) the equity ownership in AEH represented by the Cancelled AEH Units.

2. Each Holder hereby agrees to surrender their respective GKDB Units as set forth on the signature page hereto to GKDB free and clear of all Claims in exchange for the number of Consideration Shares set forth opposite their name on the signature page hereto, which Consideration Shares are simultaneously being transferred from GKDB to such Holders. After such cancellation, each Holder acknowledges and agrees that all such GKDB Units previously held by them shall no longer be outstanding, and each Holder shall have no further rights with respect to (a) any of the GKDB Units previously held by them, or (b) the equity ownership in GKDB represented thereby.

3. GKDB hereby represents and warrants that immediately prior to giving effect to this Agreement GKDB owns the Cancelled AEH Units beneficially and of record, free and clear of all Claims. GKDB has never transferred or agreed to transfer the Cancelled AEH Units, other than pursuant to this Agreement. There is no restriction affecting the ability of GKDB to transfer the legal and beneficial title and ownership of the Cancelled AEH Units to AEH for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by GKDB will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to GKDB, or any breach of any agreement to which GKDB is a party, or constitute a default thereunder, or result in the creation of any Claims of any kind or nature on, or with respect to GKDB or GKDB’s assets, including, without limitation, GKDB’s equity interests in AEH.

4. Each Holder hereby represents and warrants that Holder owns the GKDB Units set forth opposite their respective names on the signature page hereto beneficially and of record, free and clear of all Claims. Holder has never transferred or agreed to transfer such GKDB Units, other than pursuant to this Agreement. There is no restriction affecting the ability of Holder to transfer the legal and beneficial title and ownership of such GKDB Units to GKDB for cancellation. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to Holder, or any breach of any agreement to which Holder is a party, or constitute a default thereunder, or result in the creation of any Claims of any kind or nature on, or with respect to Holder or Holder’s assets, including, without limitation, Holder’s equity interests in GKDB.

5. Each of GKDB and the Holders represent and warrant to each other and to AEH and AEI as follows: The Consideration Shares are being acquired by each Holder for its account, for investment purposes and not with a view to the sale or distribution of all or any part of the Consideration Shares, nor with any present intention to sell or in any way distribute the same, as those terms are used in the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder. Except as provided under this Agreement, neither GKDB nor any Holder will sell or distribute of all or any part of the Consideration Shares, as those terms are used in the Act, and the rules and regulations promulgated thereunder except in compliance with the Act. Each of GKDB and each Holder has sufficient knowledge and experience in financial matters so as to be capable of evaluating the merits and risks of acquiring the Consideration Shares. Each of GKDB and each Holder has reviewed copies of such documents and other information as such Party has deemed necessary in order to make an informed investment decision with respect to its acquisition of the Consideration Shares. Each of GKDB and each Holder understands that the Consideration Shares may not be sold, transferred or otherwise disposed of without registration under the Act or the availability of an exemption therefrom, and that in the absence of an effective registration statement covering the Consideration Shares or an available exemption from registration under the Act, the Consideration Shares must be held indefinitely. Further, each of GKDB and each Holder understands and has the financial capability of assuming the economic risk of an investment in the Consideration Shares for an indefinite period of time. Each of GKDB and each Holder has been advised by AEI that such Party will not be able to dispose of the Consideration Shares, or any interest therein, without first complying with the relevant provisions of the Act and any applicable state securities laws. Each of GKDB and each Holder understands that the provisions of Rule 144 promulgated under the Act, permitting the routine sales of the securities of certain issuers subject to the terms and conditions thereof, are not currently, and may not hereafter be, available with respect to the Consideration Shares. Each of GKDB and each Holder acknowledges that AEI is under no obligation to register the Consideration Shares or to furnish any information or take any other action to assist the undersigned in complying with the terms and conditions of any exemption which might be available under the Act or any state securities laws with respect to sales of the Consideration Shares in the future. Each of GKDB and each Holder is an “Accredited Investor” as defined in rule 501 (a) of Regulation D of the Act.

6. At the request of the AEH and without further consideration, GKDB will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to AEH for cancellation of the Cancelled AEH Units.

7. At the request of the GKDB and without further consideration, each Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign to GKDB for cancellation of the GKDB Units held by such Holder as set forth opposite such Holder’s name on the signature page hereto.

8. In connection with any underwritten public offering by AEI of its equity securities pursuant to an effective registration statement filed under the Act, including AEI’s initial public offering, each Holder shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of AEI or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by AEI or such underwriter. In no event, however, shall such period exceed two hundred seventy (270) days plus such additional period as may reasonably be requested by AEI or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions. For consideration received and acknowledged, each Holder, in its capacity as a securityholder of AEI, hereby appoints the Chief Executive Officer and/or Chief Financial Officer of AEI to act as its true and lawful attorney with full power and authority on its behalf to execute and deliver all documents and instruments and take all other actions necessary in connection with the matters covered by this Section 8 and any lock-up agreement required to be executed pursuant to an underwriting agreement in connection with any initial public offering of AEI. Such appointment shall be for the limited purposes set forth above.

9. This Agreement is a binding agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

10. This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties hereto.

11. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

12. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimile, emailed PDFs and electronic signatures shall be deemed originals.

13. The Parties hereto agree to use their reasonable best efforts to cooperate with one another to discharge their respective obligations under this Agreement and to satisfy the intents and purposes of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Cancellation and Exchange Agreement as of the date first above written.

Asset Entities Inc.

By:	/s/ Arshia Sarkhani
Name:	Arshia Sarkhani
Title:	Chief Executive Officer

Asset Entities Holdings, LLC

By:	/s/ Kyle Fairbanks
Name:	Kyle Fairbanks
Title:	Manager

GKDB AE Holdings, LLC

By:	/s/ Matthew Krueger
Name:	Matthew Krueger
Title:	Manager

HOLDERS:

KD Holdings Group, LLC

By:	/s/ Robyn Baker
Name:	Robyn Baker
Title:	Manager
Address:	4313 Oak Knoll Dr., Plano, TX 75093
Email:	rbaker@hdkra.com
EIN:	87-3827756

Trojan Partners, LP

By:	/s/ Jim Riggs
Name:	Jim Riggs, Esq.
Title:	Manager
Address:	7120 E Kierland Blvd, Unit 807, Scottsdale, AZ 85254
Email:	hoyatrojan@aol.com
EIN:	273573929

Holder Name	GKDB Units Held	Number of Consideration Shares to be Received
KD Holdings Group, LLC	300,000	292,680
Trojan Partners, LP	150,000	146,340

Signature Page to Asset Entities Inc. Cancellation and Exchange Agreement

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